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21.  Listing of parent and subsidiaries

         Parent  -         Florida East Coast Industries, Inc.


         Subsidiaries  -   Florida East Coast Railway Company
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                           Florida East Coast Deliveries, Inc.
                           Railroad Concrete Crosstie Corporation
                           Railroad Track Construction Company


                           Gran Central Corporation
                           ------------------------
                           Dade County Land Holding Company, Inc.


                           International Transit, Inc.
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